Exhibit 21.1
List of Subsidiaries

Subsidiary	State of Formation
1100 First Street Ground Owner LLC	Delaware
1111 Penn Lender LLC	Delaware
1111 Pennsylvania Ave Ground Owner LLC	Delaware
1221 Division Street Ground Owner LLC	Delaware
1225 19th Street Ground Owner LLC	Delaware
1325 Wilson Ground Owner LLC	Delaware
221 American Boulevard - Bloomington LLC	Delaware
301 G Street Ground Owner LLC	Delaware
3333 Old Milton Alpharetta LLC	Delaware
3500 NW 24th St. Ground Owner LLC	Delaware
3630 NW 25th St. Ground Owner LLC	Delaware
401 W Michigan Street - Milwaukee LLC	Delaware
500 Woodward LLC	Delaware
515 22nd Street NW Ground Owner LLC	Delaware
515 22nd Street NW Lender LLC	Delaware
5601 Democracy Drive Ground Owner LLC	Delaware
570 Washington Ground Owner LLC	Delaware
62 Hundred Hollywood N GenPar LLC	Delaware
62 Hundred Hollywood North LP	Delaware
62 Hundred Hollywood S GenPar LLC	Delaware
62 Hundred Hollywood South LP	Delaware
730 Third Ave Ground Owner LLC	Delaware
7640 Warren Ground Owner LLC (fka Canal Phase II Ground Owner LLC)	Delaware
CARET Management Holdings LLC	Delaware
CARET Services TRS Inc.	Delaware
CARET Ventures LLC	Delaware
CTL I Maryland LLC	Delaware
East Houston Ground Owner LLC	Delaware
East Houston Retail Owner LLC	Delaware
GA Santa Clara GenPar LLC	Delaware
GA Santa Clara Ground Owner LP	Delaware
Glenridge Point Ground Owner LLC	Delaware
Hubble Drive Lanham LLC	Delaware
iStar CTL Manager LLC	Delaware
iStar Dallas GL GenPar LLC	Delaware
iStar Dallas GL LP	Delaware
iStar North Old Atlanta Road LLC	Delaware
iStar Woodward LLC	Delaware
Lighthouse GenPar LLC	Delaware
Lighthouse Ground Owner LP	Delaware

Madison Arizona Ground Owner LLC	Delaware
One Palm Apartment Owner LLC	Delaware
One Palm Commercial and Hotel Owner LLC	Delaware
Pershing Point GL Venture LLC	Delaware
Promenade Ground Owner LLC	Delaware
Red Lion GP LLC	Delaware
Regency Lakeview GL GenPar LLC	Delaware
Regency Lakeview GL LP	Delaware
Regency Lakeview GL Venture LLC	Delaware
RLH GenPar II LLC	Delaware
RLH Partnership II LP	Delaware
RLH Partnership, L.P.	Delaware
SAFE 635 Madison Ground Owner LLC	Delaware
SAFE Pershing Partner LLC	Delaware
SAFE Regency Partner LLC	Delaware
Safety Income and Growth Operating Partnership LP	Delaware
Safety, Income & Growth Inc.	Maryland
SFI I, LLC	Delaware
SIGI Finco 1 LLC	Delaware
SIGI Finco 2 LLC	Delaware
SIGOP Gen Par LLC	Delaware
West Ninth GenPar LLC	Delaware
West Ninth Ground Owner LLC	Delaware